Exhibit 10.1
Kentucky Bancshares, Inc.
2009 Stock Award Plan

SECTION 1
Purpose

The purpose of the Kentucky Bancshares, Inc. 2009 Stock Award Plan (the "Plan") is to motivate and reward key employees, directors, advisory directors, consultants and advisers by giving them a proprietary interest in the Company's success.
SECTION 2
Definitions

As used in the Plan, the following terms shall have the meanings set forth below:
"Award" shall mean any Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award.

"Award Agreement" shall mean any written or electronic notice of grant, agreement, contract or other instrument or document evidencing any Award, which may, but need not, be required to be executed, acknowledged or accepted by a Participant.

"Board" shall mean the Board of Directors of the Company.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Committee" shall mean, until otherwise determined by the Board, the Compensation Committee of the Board.

"Common Stock" shall mean shares of common stock, no par value per share, of the Company.

"Company" shall mean Kentucky Bancshares, Inc.

"Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Board or Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

"Eligible Individual" shall mean (i) any person providing services as an officer and/or director or advisory director of the Company or a Subsidiary, whether or not employed by such entity, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or
(iv) within not more than 30 days following the date of grant of such person's first Award under the Plan.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

"Nonqualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

 "Option" shall mean an Incentive Stock Option or a Nonqualified Stock
Option.

"Other Stock-Based Award" shall mean any right or award granted under
Section 9 of the Plan.

"Participant" shall mean any Eligible Individual granted an Award under the Plan.

"Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

"Restricted Stock" shall mean any restricted stock granted under
Section 8 of the Plan.

"Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

"Shares" shall mean the shares of Common Stock and such other securities of the Company or a Subsidiary as the Board or Committee may from time to time designate.

"Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

"Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Board or the Committee.

SECTION 3
Administration and Delegation

(a)	 Administration.  The Board or Committee shall administer the
Plan. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Board or Committee by the Plan, the Board and the Committee shall each have full power and authority to:
1.	designate Participants;
2.	determine the type or types of Awards to be granted to an
Eligible Individual;
3.	determine the number of Shares to be covered by, or with
respect to which payments, rights or other matters are to
be calculated in connection with, Awards;
4.	determine the terms and conditions of any Award;
5.	determine whether, to what extent, and under what
circumstances Awards may be settled or exercised in cash,
whole Shares, other whole securities, other Awards, other
property or other cash amounts payable by the Company upon
the exercise of that or other Awards, or canceled,
forfeited or suspended and the method or methods by which
Awards may be settled, exercised, canceled, forfeited or
suspended;
6.	determine whether, to what extent, and under what
circumstances cash, Shares, other securities, other Awards,
other property, and other amounts payable by the Company
with respect to an Award shall be deferred either
automatically or at the election of the holder thereof, the
Board or the Committee;
7.	interpret and administer the Plan and any instrument or
agreement relating to, or Award made under, the Plan;
8.	establish, amend, suspend or waive such rules and
regulations and appoint such agents as it shall deem
appropriate for the proper administration of the Plan; and
9.	 make any other determination and take any other action
that the Board or Committee deems necessary or desirable
for the administration of the Plan.
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee. Such designations, determinations, interpretations and other decisions may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.
(b)	Delegation.  Subject to the terms of the Plan and applicable law, the Board and the Committee may each delegate to one or more or their members, or to one or more agents, such administrative duties as they may deem advisable. The Board or the Committee, or any person to whom either has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility of the Board, the Committee, or such person may have under the Plan. The Board and the Committee may each employ such legal or other counsel, consultants and agents as they may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Board and by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have benefitted from the Plan, as determined by the Board or the Committee.
(c)	Board Action.  A majority of the whole Board shall constitute a quorum, and the acts of a majority of the members of the Board present at a meeting at which a quorum is present, or acts approved in writing by all of the members of the Board, shall be the acts of the Board for purposes of any action the Board takes permitted by this Plan.
SECTION 4
Eligibility

Any Eligible Individual shall be eligible to be granted an Award.

SECTION 5
Shares Available; Adjustment

(a)	 Shares Available for Awards. Subject to adjustment as provided in Section 5(b):
1.	 Calculation of Number of Shares Available.
(i)	Subject to the other provisions of this Section 5(a),
the number of Shares with respect to which Awards
payable in Shares may be granted under the Plan shall
be 150,000 Awards that by their terms may be settled
only in cash shall not be counted against the maximum
number of Shares provided herein.
(ii)	The number of Shares that may be issued pursuant to
Incentive Stock Options may not exceed 100,000
Shares.
(iii)	To the extent any Shares covered by an Award are not
issued because the Award is forfeited or canceled or
the Award is settled in cash, such Shares shall again
be available for grant pursuant to new Awards under
the Plan.
(iv)	In the event that Shares are issued as Restricted
Stock or Other Stock-Based Awards under the Plan and
thereafter are forfeited or reacquired by the Company
pursuant to rights reserved upon issuance thereof,
such Shares shall again be available for grant
pursuant to new Awards under the Plan.
(v)	If the exercise price of any Option is satisfied by
tendering Shares to the Company, only the number of
Shares issued net of the Shares tendered shall be
deemed issued for purposes of determining the maximum
number of Shares available for issuance under Section
5(a)(i)(A).  However, all of the Shares issued upon
exercise shall be deemed issued for purposes of
determining the maximum number of Shares that may be
issued pursuant to Incentive Stock Options.
2.	Shares Deliverable Under Awards.  Any Shares delivered
pursuant to an Award may consist of authorized and unissued
Shares, Shares held by the Company or a Subsidiary and
Shares acquired in the open market or otherwise obtained by
the Company or a Subsidiary. The issuance of Shares may be
effected on a non-certificated basis, to the extent not
prohibited by applicable law or the applicable rules of any
stock exchange.
3.	Individual Limit. Any provision of the Plan to the contrary
notwithstanding, no individual may receive in any year
Awards under the Plan, whether payable in cash or Shares,
that relate to more than 5000 Shares.
4.	Use of Shares.  Subject to the terms of the Plan and the
overall limitation on the number of Shares that may be
delivered under the Plan, the Board and the Committee may
each use available Shares as the form of payment for
compensation, grants or rights earned or due under any
other compensation plans or arrangements of the Company or
a Subsidiary and the plans or arrangements of the Company
or a Subsidiary assumed in business combinations.
(b)	 Adjustments.  In the event that the Board or Committee
determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Board or Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 10(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
SECTION 6
Stock Options

(a)	 Stock Options. Subject to the provisions of the Plan, the Board and the Committee shall each have the authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Board and the Committee shall each have the authority to grant Incentive Stock Options, Nonqualified Stock Options or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations; provided, however, that if, on the date of the grant of Incentive Stock Options, the Eligible Individual to whom such grant is to be made (together with persons whose stock ownership is attributed to such individual pursuant to Code Section 424(d)) owns securities possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price will not be less than 110% of the fair market value of the Shares to which the Inventive Stock Option relates determined as of the date of the grant, and such Incentive Stock Options are not exercisable after the date five years from the date of the grant. Notwithstanding the foregoing, no Eligible Individual may be granted Incentive Stock Options which would result in Shares with an aggregate fair market value (measured on the date of the grant) of more than $100,000 first becoming exercisable in any one calendar year.
(b)	Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board or Committee may specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Board or the Committee may each impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.
(c)	 Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash or cash equivalent; (ii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the fair market value (valued in accordance with procedures established by the Board or the Committee) as of the effective date of such exercise and, unless otherwise determined by the Board or the Committee, shall have been held by the optionee for at least six months; or (iii) in such other manner as may be authorized from time to time by the Board or the Committee. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.
SECTION 7
Stock Appreciation Rights

(a)	 Stock Appreciation Rights. Subject to the provisions of the
Plan, the Board and the Committee shall each have authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant.
(b)	 A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Board or the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.
SECTION 8
Restricted Stock

(a)	 Grant of Restricted Stock. Subject to the provisions of the
Plan, the Board and the Committee shall each have authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. The Board and the Committee shall also each have authority to grant restricted stock units. Restricted stock units shall be subject to the requirements applicable to Other Stock-Based Awards under Section 9. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Board or Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m), it must meet the additional requirements imposed thereby.
(b)	 The Restricted Period. At the time that an Award of Restricted
Stock is made, the Board or Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the "Restricted Period"). Each Award of Restricted Stock may have a different Restricted Period. A Restricted Period of at least three years is required with incremental vesting of the Award over the three-year period permitted. However, if the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of at least one year with incremental vesting is permitted. The expiration of the Restricted Period shall also occur as provided in the Award Agreement in accordance with
Section 11(a) hereof.
(c)	 Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:
 The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Kentucky Bancshares, Inc.
Stock Award Plan (the "Plan") and a notice of grant issued thereunder to the registered owner by Kentucky Bancshares, Inc. Copies of the Plan and the notice of grant are on file at the principal office of Kentucky Bancshares, Inc.

(d)	Dividends on Restricted Stock. Any and all cash and stock
dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Board or the Committee may, in its discretion, prescribe in the Award Agreement.
(e)	 Forfeiture. In the event of the forfeiture of any Shares of
Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 10(b) due to a recapitalization, merger or other change in capitalization.
(f)	 Expiration of Restricted Period. Upon the expiration or
termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board or the Committee or at such earlier time as provided in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant's estate, as the case may be.
(g)	 Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.
(h)	 Performance-Based Restricted Stock under Section 162(m). The
Board or the Committee shall determine at the time of grant if a grant of Restricted Stock is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, an economic value added measure, earnings before interest and taxes, sales growth, gross margin return on investment, share price (including, but not limited to, growth measures and total shareholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Board or the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock intended to qualify as "performance-based compensation," the grants of Restricted Stock and the establishment of performance measures shall be made during the period required under Section 162(m).
SECTION 9
Other Awards

(a)	 Other Stock-Based Awards. The Board and the Committee each is hereby authorized to grant to Eligible Individuals an "Other Stock-Based Award", which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 8 of this Plan, the value of which is based in whole or in part on the value of Shares, including a restricted stock unit. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Board or the Committee consistent with the purposes of the Plan. The Board or the Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 9(b) hereof and meet the additional requirements imposed by Section 162(m). Other Stock-Based Awards will comply with the timing and distribution requirements of Section 409A of the Code.
(b)	 Performance-Based Other Stock-Based Awards under Section 162(m).
The Board or the Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: return on equity, earnings per share, total earnings, earnings growth, return on capital, return on assets, an economic value added measure, earnings before interest and taxes, sales growth, gross margin return on investment, share price (including, but not limited to, growth measures and total shareholder return), net operating profit, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investments (which equals net cash flow divided by total capital), internal rate of return, increase in net present value or expense targets, reduction of expenses, containment of expenses within budget, reserve recognition, addition to reserves, of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Board or the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m).
(c)	Equivalents. In the discretion of the Board or the Committee, an
Award, whether made as an Other Stock-Based Award under this Section 9 or as an Award granted pursuant to Sections 6 through 8 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis. If paid on a deferred basis, then the timing and distribution requirements of an Award or Other Stock-Based Award will apply with Section 409A of the Code.
SECTION 10
Amendment or Discontinuance of Plan; Adjustment of Awards; Cancellation of
Awards

(a)	 Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may
1.	 without the approval of the stockholders, (i) increase,
subject to adjustments permitted herein, the maximum number
of shares of Common Stock that may be issued through the
Plan, (ii) materially increase the benefits accruing to
Participants under the Plan, (iii) materially expand the
classes of persons eligible to participate in the Plan, or
(iv) amend Section 10(c) to permit a reduction in the
exercise price of Options; or
2.	 materially impair, without the consent of the recipient,
an Award previously granted.
(b)	 Adjustment of Awards Upon the Occurrence of Certain Unusual or
Nonrecurring Events. The Board and the Committee is each hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Board or the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(c)	 Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Board or the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, except for adjustments permitted under Sections 5(b) and 10(b) no action by the Board or the Committee shall cause a reduction in the exercise price of Options granted under the Plan without the approval of the stockholders of the Company. The determinations of value under this subparagraph shall be made by the Board or the Committee.
SECTION 11
Provisions Applicable to All Awards

(a)	 Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.
(b)	Withholding.
1.	 A Participant shall be required to pay to the Company, and
the Company shall have the right to deduct from all amounts
paid to a Participant (whether under the Plan or
otherwise), any taxes required by law to be paid or
withheld in respect of Awards hereunder to such
Participant. The Board or the Committee may provide for
additional cash payments to holders of Awards to defray or
offset any tax arising from the grant, vesting, exercise or
payment of any Award.
2.	At any time that a Participant is required to pay to the
Company an amount required to be withheld under the
applicable tax laws in connection with the issuance of
Shares under the Plan, the Participant may, if permitted by
the Board or the Committee, satisfy this obligation in
whole or in part by delivering currently owned Shares or by
electing (the "Election") to have the Company withhold from
the issuance Shares, which Shares shall have a value equal
to the minimum amount required to be withheld. The value of
the Shares delivered or withheld shall be based on the fair
market value of the Shares on the date as of which the
amount of tax to be withheld shall be determined in
accordance with applicable tax laws (the "Tax Date").
3.	 Each Election to have Shares withheld must be made prior
to the Tax Date. If a Participant wishes to deliver Shares
in payment of taxes, the Participant must so notify the
Company prior to the Tax Date.
(c)	Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will; (ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Board or the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Board or Committee and so provided in the Award Agreement or an amendment thereto. Options granted in tandem therewith may be transferred or assigned (w) to Immediate Family Members, (x) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (y) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (z) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (x), (y) or (z) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this
Section 11(c).
(d)	 Share Certificates. All certificates for Shares or other
securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board or Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Board or Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(e)	 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board or Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(f)	 Deferral Permitted. Payment of cash or distribution of any
Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement and such deferral complies with the timing and distribution requirements of Section 409A of the Code.
SECTION 12
Miscellaneous

(a)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.
(b)	 No Right to Employment. The grant of an Award shall not be
construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.
(c)	Governing Law. The validity, construction, and effect of the
Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Kentucky.
(d)	 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(e)	 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.
(f)	 Compliance with Law. The Company intends that Awards granted under the Plan, or any deferrals thereof, will comply with the requirements of Section 409A of the Code and all regulations and guidance promulgated thereunder, to the extent applicable.
(g)	 Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
SECTION 13
Term of the Plan

 	Subject to Section 10(a), no Awards may be granted under the Plan later than ten years after the date the Plan was adopted by the Board; provided, however, that Awards granted prior to such date shall remain in effect until such Awards have either been satisfied, expired or canceled under the terms of the Plan or the individual Award Agreement, and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

SECTION 14
Liability and Indemnification

(a)	No Liability.  No member of the Board or the Committee or any officer or employee of the Company or its subsidiaries shall be personally liable for any act or failure to act, decision or determination made in good faith in connection with the Plan hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its subsidiaries (and their respective directors, officers and employees), the Board and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his or her receipt of an Award and the payment and exercise thereof.
(b)	Indemnification.  Each person who is or has been a member of the
Board or Committee will be indemnified and held harmless by the Company against and from: (a) any loss, cost, liability or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement; and (b) any and all amounts paid by him or her in settlement thereof, with the Company's prior written approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided, however, that he or she must give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit or proceeding before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification is not exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 15
Effective Date of the Plan

	The Plan shall become effective on May 13, 2009, the date of its adoption by the Company's shareholders.

******

	The foregoing is the full text of the Stock Award Plan adopted by the shareholders of Kentucky Bancshares, Inc. on May 13, 2009.











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